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                                                            Exhibit 23.1.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated June 17, 1996, on our audits of the financial statements and financial statements schedule of United Auto Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the captions "Experts" and Selected Consolidated Financial Data.



                                              /s/ Coopers & Lybrand L.L.P.



Princeton, New Jersey
October 22, 1996